UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under 14a-12

CLS HOLDINGS USA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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***YOUR IMMEDIATE ATTENTION IS REQUESTED***

May 20, 2019

Dear Stockholder:

You recently received proxy materials in connection with the 2019 Special Meeting of Stockholders of CLS Holdings USA, Inc., scheduled to be held on June 4, 2019.

According to our latest records, YOUR PROXY VOTE HAS NOT YET BEEN RECEIVED.

At the Special Meeting you will be asked to vote upon, among other matters, the amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock. Please take a moment right now to vote your shares to ensure that your voice is heard in this very important decision regarding your investment.

In order for the Company to execute on its multi-state business plan, with acquisitions like In Good Health, Massachusetts, which will bring a minimum of $5 million in EBITDA to the Company, this proposal must be approved. Vote “FOR” today!

The CLS Holdings board of directors unanimously recommends that CLS Holdings stockholders vote “FOR” the amendment to our Articles of Incorporation proposal, and “FOR” the Adjournment Proposal.

Your vote is important no matter how few shares you own. Voting by internet or over the telephone is a simple process that takes only a few moments. Please vote today by internet or over the telephone to ensure your vote is received in time for the meeting!

Alternatively, you may sign the enclosed voting form and return it in the postage-paid envelope provided.

If you have any questions, please call MacKenzie Partners, Inc., which is assisting with the solicitation, toll-free at (800) 322-2885 or collect (212) 929-5500.

Thank you in advance for your support and for acting promptly.

CLS Holdings USA, Inc.

***YOUR IMMEDIATE ATTENTION IS REQUESTED***

May 20, 2019

Dear Stockholder:

You recently received proxy materials in connection with the 2019 Special Meeting of Stockholders of CLS Holdings USA, Inc., scheduled to be held on June 4, 2019.

According to our latest records, YOUR PROXY VOTE HAS NOT YET BEEN RECEIVED.

At the Special Meeting you will be asked to vote upon, among other matters, the amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock. Please take a moment right now to vote your shares to ensure that your voice is heard in this very important decision regarding your investment.

In order for the Company to execute on its multi-state business plan, with acquisitions like In Good Health, Massachusetts, which will bring a minimum of $5 million in EBITDA to the Company, this proposal must be approved. Vote “FOR” today!

The CLS Holdings board of directors unanimously recommends that CLS Holdings stockholders vote “FOR” the amendment to our Articles of Incorporation proposal, and “FOR” the Adjournment Proposal.

Your vote is important, please vote your shares today by telephone, internet, or by completing and mailing the enclosed proxy card. Remember – every share and every vote counts!

If you have any questions, please call MacKenzie Partners, Inc., which is assisting with the solicitation, toll-free at (800) 322-2885 or collect (212) 929-5500.

Thank you in advance for your support and for acting promptly.

CLS Holdings USA, Inc.